UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): July 2, 2025

Outdoor Holding Company

(Exact name of registrant as specified in its charter)

Delaware	001-13101	83-1950534
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(IRS Employer Identification No.)

7681 E. Gray Rd.

Scottsdale, Arizona 85260

(Address of principal executive offices)

(480) 947-0001

(Registrant’s telephone number, including area code)

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, $0.001 par value	POWW	The Nasdaq Stock Market LLC (Nasdaq Capital Market)
8.75% Series A Cumulative Redeemable Perpetual Preferred Stock, $0.001 par value	POWWP	The Nasdaq Stock Market LLC (Nasdaq Capital Market)

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 4.01	Changes in Registrant’s Certifying Accountant.

(a)	Replacement of Previous Independent Registered Public Accounting Firm

On July 2, 2025, the Audit Committee (the “Committee”) of the Board of Directors (the “Board”) of Outdoor Holding Company (the “Company”) approved the replacement of Pannell Kerr Forster of Texas, P.C. (“PKF”) as the Company’s independent registered public accounting firm, due to the acquisition of certain assets of PKF by Withum Smith+Brown, PC (“Withum”), effective immediately, and informed PKF of such replacement on the date thereof (the “Replacement”).

The reports of PKF on the Company’s consolidated financial statements for the fiscal years ended March 31, 2024 and 2025 did not contain an adverse opinion or a disclaimer of opinion and were not qualified or modified as to uncertainty, audit scope or accounting principles. The reports of PKF on the audit of the Company’s internal control over financial reporting for the fiscal years ended March 31, 2024 and 2025 did contain an adverse opinion as the Company did not maintain effective internal control over financial reporting due to multiple unresolved material weaknesses.

During the Company’s fiscal years ended March 31, 2024 and 2025, and the subsequent interim period through July 2, 2025, (i) there were no “disagreements,” as defined in Item 304(a)(1)(iv) of Regulation S-K, with PKF on any matter of accounting principles or practices, financial statement disclosure, or auditing scope or procedure, which disagreements, if not resolved to the satisfaction of PKF, would have caused PKF to make reference to the subject matter of the disagreements in connection with its reports on the Company’s consolidated financial statements for such period, and (ii) there were no “reportable events,” as defined in Item 304(a)(1)(v) of Regulation S-K.

The Company provided PKF with a copy of the disclosures in this Current Report on Form 8-K and requested that PKF furnish the Company with a letter addressed to the Securities and Exchange Commission stating whether or not it agrees with the Company’s statements herein. A copy of such letter, which is dated July 3, 2025, is attached as Exhibit 16.1 to this Current Report on Form 8-K.

(b)	Appointment of New Independent Registered Public Accounting Firm

In connection with the Replacement, on July 2, 2025, the Committee approved the engagement of Withum as the Company’s independent registered public accounting firm for the fiscal year ending March 31, 2026, effective immediately.

During the fiscal years ended March 31, 2024 and 2025, and the subsequent interim period through July 2, 2025, neither the Company nor anyone acting on its behalf consulted with Withum regarding (i) the application of accounting principles to any specified transaction, either completed or proposed, or the type of audit opinion that might be rendered on the Company’s consolidated financial statements, and neither a written report nor oral advice was provided to the Company that Withum concluded was an important factor considered by the Company in reaching a decision as to any accounting, auditing, or financial reporting issue, or (ii) any matter that was either the subject of a “disagreement,” as defined in Item 304(a)(1)(iv) of Regulation S-K, or a “reportable event,” as defined in Item 304(a)(1)(v) of Regulation S-K.

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On June 30, 2025, the Board determined not to nominate each of Richard R. Childress, Randy E. Luth or Russell William Wallace, Jr. (the “Departing Directors”), each of whom currently serves on the Board, to stand for re-election when his current term expires at the Company’s 2025 annual meeting of stockholders (the “Annual Meeting”). The Board nominated two new directors to stand for election at the Annual Meeting, and resolved to decrease the size of the Board from six directors to five directors effective immediately upon the expiration of the Departing Directors’ terms at the Annual Meeting.

Each of the Departing Directors will continue to serve on the Board until the Annual Meeting. The decision by the Company and each Departing Director to not stand for re-election at the Annual Meeting was not as a result of any disagreement between the respective Departing Director and the Company or the Board on any matter relating to the Company’s operations, policies or practices.

Item 9.01	Financial Statements and Exhibits.

(d) Exhibits

Exhibit No.	Description
16.1	Letter dated July 3, 2025 from Pannell Kerr Forster of Texas, P.C. to the Securities and Exchange Commission.
104	Cover Page Interactive Data File (embedded within the Inline XBRL document).

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

OUTDOOR HOLDING COMPANY

Dated: July 3, 2025	By:	/s/ Paul J. Kasowski
Paul J. Kasowski
Chief Financial Officer